UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 19, 2009
Emisphere Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17758	13-3306985

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200
Cedar Knolls, NJ		07927

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 973-532-8000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 19, 2009, Emisphere Technologies, Inc. (the “Company”) announced that it has received commitments from two institutional investors to purchase $4 million of securities in a registered direct offering. The Company has entered into a securities purchase agreement with these investors pursuant to which the Company has agreed to sell an aggregate of 5,714,286 shares of its common stock and warrants to purchase up to 2,685,714 additional shares of its common stock. The Company also announced that in addition to this registered offering, it has entered into a separate securities purchase agreement with MHR Fund Management LLC to purchase $4 million of securities in a private placement pursuant to which the Company has agreed to sell an aggregate of 6,015,037 shares of its common stock and warrants to purchase up to 3,729,323 additional shares of its common stock. The Company’s press release announcing the transactions is filed as Exhibit 99.1 and is incorporated herein by reference.
Safe Harbor Statement Regarding Forward-Looking Statements. The press release attached as an exhibit hereto contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the Safe Harbor Statement in the press release regarding these forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 19, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
August 19, 2009	By:	/s/ Michael V. Novinski
		Name:	Michael V. Novinski
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 19, 2009.